Exhibit 23


            CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-97079) of HomeFed Corporation of our report dated February 22, 2006 relating to the financial statements, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California
February 22, 2006